EXHIBIT 99.4

GENERAL EMPLOYMENT ENTERPRISES, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information is based on the historical financial statements of General Employment Enterprises, Inc. (the “Company”) and Agile Resource Inc. (“Agile”), after giving effect to the Company’s acquisition of Agile. The notes to the unaudited pro forma financial information describe the reclassifications and adjustments to the financial information presented.

The unaudited pro forma combined balance sheet as of June 30, 2015 and statements of operations for the nine month period ended June 30, 2015 and the year ended September 30, 2014, are presented as if the acquisition of Agile had occurred on September 30, 2013 and were carried forward through each of the periods presented.

The allocation of the purchase price used in the unaudited pro forma combined financial information is based upon the respective fair values of the assets and liabilities of Agile as of the date on which the Agile Stock Purchase agreement was signed.

The unaudited pro forma combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the Agile acquisition been completed as of the dates presented, and should not be taken as a representation of the Company’s future consolidated results of operation or financial position.

The unaudited pro forma combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in the annual report on form 10-K for the year ended September 30, 2014.

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GENERAL EMPLOYMENT ENTERPRISES, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF JUNE 30, 2015

(UNAUDITED)

	GENERAL		PROFORMA
	EMPLOYMENT	AGILE	ADJUSTMENTS		PROFORMA

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,113	$77	(337)	(6)	$853
Accounts receivable	5,625	1,011			6,636
Other current assets	503	192			695
Total current assets	7,241	1,280			8,184
Property and equipment, net	414	265			679
Goodwill	6,396	-	2,005	(4)	8,401
Intangible assets, net	3,469	-	1,200	(3)	4,669
Other assets	-	14			14
TOTAL ASSETS	$17,520	$1,559			$21,947
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Short-term debt	$3,197	$337	1,805	(6)(7)	$5,339
Accounts payable	547	484			1,031
Accrued compensation	1,448	-			1,448
Other current liabilities	540	112	500	(5)	1,152
Total current liabilities	5,732	933			8,970
Other long-term liabilities	-	187			187
Total long-term liabilities	-	187			187
Commitments and contingencies
SHAREHOLDERS' EQUITY
Preferred stock; no par value; authorized - 20,000 shares; issued and outstanding - none	8,118	-			8,118
Common stock, no-par value; authorized - 200,000 shares; issued and outstanding - 25,899 shares	16,597	439	563	(2)(1)	17,599
(Accumulated deficit) retained earnings	(12,927)	-			(12,927)
Total shareholders' equity	11,788	439			12,790
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$17,520	$1,559			$21,947

Adjustments to the Pro Forma Consolidated Balance Sheet

(1)	Represents the issuance of 1,201,923 shares of common stock valued at approximately $865,000
(2)	Elimination of Agile's Capital Stock and retained earnings as part of purchase accounting
(3)	Represents the management estimated intangible asset as of closing date, to be verified post acquisition with full purchase price allocation
(4)	Represents the management estimated goodwill as of closing date, o be verified post acquisition with full purchase price allocation
(5)	Represents the expected earn out payment of $500,000
(6)	Represents that payoff of the Agile line of credit at closing
(7)	Represents line of credit advances paid towards the purchase

See notes to unaudited pro forma combined financial information

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GENERAL EMPLOYMENT ENTERPRISES, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED JUNE 30, 2015

(UNAUDITED)

	GENERAL		PROFORMA
	EMPLOYMENT	AGILE	ADJUSTMENTS		PROFORMA

NET REVENUES:
Contract staffing services	$26,048	$4,780			$30,828
Direct hire placement services	4,880	816			5,696
NET REVENUES	30,928	5,596			36,524
Cost of contract services	21,488	3,564			25,052
Selling, general and administrative expenses	9,578	1,476			11,054
Amortization of intangible assets	305	-	90	(a)	395
INCOME (LOSS) FROM OPERATIONS	(443)	556			23
Change in fair value of derivative liability	(2,251)				(2,251)
Interest expense	406	21			427
Loss on extinguishment of debt	(234)	-			(234)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAX PROVISION	(3,334)	535			(2,889)
Provision for income tax	-				-
INCOME (LOSS) FROM OPERATIONS	$(3,334)	$535			$(2,889)
PREFERRED STOCK DIVIDEND	(207)				(207)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDER	$(3,541)	$-			$(3,096)
BASIC LOSS PER SHARE	(0.13)	$-			$(0)
DILUTED LOSS PER SHARE	(0.13)	$-			$(0.09)
WEIGHTED AVERAGE NUMBER OF SHARES - BASIC	28,303	-	1,202	(b)	29,505
WEIGHTED AVERAGE NUMBER OF SHARES -DILUTED	28,303	-	1,202	(b)	29,505

(a)	Represents estimated amortization of intangible asssets related to Agile
(b)	Represents additional shares issued related to the acquisition.

See notes to unaudited pro forma combined financial information.

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GENERAL EMPLOYMENT ENTERPRISES, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED SEPTEMBER 30, 2014

(UNAUDITED)

	GENERAL		PROFORMA
	EMPLOYMENT	AGILE	ADJUSTMENTS		PROFORMA

NET REVENUES:
Contract staffing services	$32,723	$6,311			$39,034
Direct hire placement services	7,088	1,400			8,488
NET REVENUES	39,811	7,711			47,522
Cost of contract services	26,417	4,661			31,078
Selling, general and administrative expenses	13,709	2,544			16,253
Amortization of intangible assets	326	-	120	(a)	446
INCOME (LOSS) FROM OPERATIONS	(641)	506			(255)
(Gain) on change in derivative liability	(47)				(47)
Interest expense	507	22			529
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAX PROVISION	(1,101)	484			(737)
Provision for income tax	(24)	-			(24)
INCOME (LOSS) FROM CONTINUING OPERATIONS	$(1,125)	$484			$(761)
Loss from discontinued operations	(230)	-			(230)
NET INCOME (LOSS)	$(1,355)	$484			$(991)
BASIC AND DILUTED LOSS PER SHARE
From continuing operations	$(0.05)	$-			$(0.03)
From discontinued operations	$(0.01)	$-			$(0.01)
Total net loss per share	$(0.06)	$-			$(0.03)
WEIGHTED AVERAGE NUMBER OF SHARES - BASIC AND DILUTED	28,303	-	1,202	(b)	29,505

(a)	Represents estimated amortization of intangible assets related to Agile
(b)	Represents additional shares issued related to the acquisition.

See notes to unaudited pro forma combined financial information.

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GENERAL EMPLOYMENT ENTERPRISES, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma combined balance sheet as of June 30, 2015, and the unaudited pro forma statements of operations for the nine months ended June 30, 2015 and the year ended September 30, 2014, are based on the historical financial statements of the Company and Agile after giving effect to the Company’s acquisition of Agile and reclassification and adjustments described in the accompanying notes to the unaudited pro forma combined financial information.

The Company accounts for business combinations pursuant to Accounting Standards Codification ASC 805, Business Combinations. In accordance with ASC 805, the Company uses it best estimates and assumptions to accurately assign fair value to the assets acquired and the liabilities assumed at the acquisition date. Goodwill as of the acquisition date is measured as the excess of the purchase consideration over the fair value of the assets acquired and the liabilities assumed.

The fair values assigned to Agile’s assets acquired and liabilities assumed are based on management’s estimates and assumptions. The estimated fair values of these assets acquired and liabilities assumed are considered preliminary and are based on the information that was available as of the date of acquisition. The Company believes that the information provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed, but is waiting for additional information, primarily related to estimated values of current and non-current income taxes payable and deferred taxes, which are subject to change, pending the finalization of certain tax returns. The Company expects to finalize the valuation of the assets and liabilities as soon as practicable, but not later than one year from the acquisition date.

The unaudited pro forma combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the Agile acquisition been completed as of the dates presented, and should not be taken as a representation of the Company’s future consolidated results of operation or financial position.

The unaudited pro forma combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in the annual report on Form 10-K for the year ended September 30, 2014.

Accounting Periods Presented

For purposes of these unaudited pro forma combined financial information, Agile’s historical year end December 31, have been aligned to more closely conform to the Company’s year end of September 30, as explained below. Certain pro forma adjustments were made to conform Agile’s accounting policies to the Company’s accounting policies as noted below.

The unaudited pro forma combined balance sheet as of June 30, 2015 and the statements of operations for the nine months ended June 30, 2015 and the year ended September 30, 2014, are presented as if the acquisition of Agile had occurred on September 30, 2013 and were carried forward through each of the periods presented.

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Reclassifications

The Company reclassified certain accounts in the presentation of Agile’s historical financial statements in order to conform to the Company’s presentation.

2. ACQUISITION OF AGILE

On July 31, 2015 the Company entered into a Stock Purchase Agreement (the "Agile Agreement") with Tricia Dempsey ("Seller"). Pursuant to the terms of the Agile Agreement the Company acquired on July 31, 2015, 100% of the outstanding stock of Agile Resources, Inc., a Georgia corporation ("Agile"), for up to a total of approximately $4,000,000 in consideration, subject to certain adjustments [For example: if the Company elects for a 338(h)(10) election, there may be an payment made to the Seller to offset additional tax liability of Seller, to the extent an increase occurs]. The consideration shall be paid as follows:

☐

Cash Payment to Seller. At the closing, the Company paid to Seller $1,830,000 in cash which represents Two Million Dollars ($2,000,000) reduced by the amount of certain employee bonuses payable by Agile.

☐

Cash Payment to Escrow Agent. Within ten (10) Business Days, after the closing, the Company will deposit an additional Five Hundred Thousand Dollars ($500,000) with a mutually acceptable third party escrow agent as part of the purchase price for Agile (the "Working Capital Escrow Funds"). The Working Capital Escrow Funds will be released to Seller, or the Company or a combination of Seller and the Company based on Agile having $450,000 of net working capital at closing as defined in the Agile Agreement. [If less than $450,000, the difference is returned to the Company (remainder of escrow to be released to Seller; if more, the Company is to release the entire escrow and pay to Seller an amount equal to such excess over $450,000]

☐

Earnout Payment. Up to an additional Five Hundred Thousand Dollars ($500,000) (the "Earnout") may be paid by the Company to Seller on or before September 30, 2016, subject to the satisfaction of certain earnout provisions contained in the Agile Agreement.

☐

Payment of Shares of Company Common Stock. One Million Dollars ($1,000,000) of the purchase price will be paid in issued shares of common stock of the Company. The number of shares issued will be based on the mean average closing price of shares of the Company's common stock during the twenty (20) trading days preceding the date of the day before the closing date subject to certain adjustments in the event of stock dividends, stock combinations or stock splits. The shares of common stock issued to the Seller shall be delivered within ten (10) business days after closing. One-half of such shares of common stock will be held in escrow for an agreed period in accordance with the provisions of an escrow agreement in a form to be mutually agreed upon as soon as reasonably practicable [The shares held in escrow are intended to be used for collateral to secure certain indemnities by the Seller under the Agile Agreement, and will be available for such remedy recourse by the Buyer for approximately 18 months, unless such period is extended as provided for in the Agile Agreement or the applicable escrow agreement]. 1,201,923 shares of the Company stock was issued and valued at approximately

As of October 14, 2015 management estimates the final purchase price is approximately $3,507,000 after taking into account the fair market value of the shares was approximately $865,000 and an adjustments for a deficiency in the net working capital at closing.

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The transaction has been unanimously approved by the board of directors of the Company and by Seller.

The Company intends to utilize a portion of the proceeds from the public offering it completed on July 27, 2014 to finance the payment of the purchase price of Agile.

Agile was founded by Seller in 2003 and provides innovative IT staffing solutions and IT consulting services ranging from legacy platforms to emerging technologies to a diversified client base across many industry verticals. Agile has a sophisticated recruiting and delivery engine and utilizes state-of-the-art technology to deliver top talent with a rapid time to market. Agile delivers CIO advisory services and IT project support resources in the areas of application architecture and delivery, enterprise operations, information lifecycle management and project management all with flexible delivery options. The staffing alternatives include the provision of contract IT professionals, contract-to-permanent and permanent placement in addition to providing IT solutions for project work including statement-of-work (SOW) engagements on a time-and-materials (T&M) basis. Agile's IT staffing solutions include providing professionals with expertise in the areas of .net, share-point, enterprise resource planning (ERP), software engineering, database support (Microsoft SQL, Oracle, Sybase & Informix), legacy systems support, data analytics, cloud migration, big data, cyber-security, health IT, network and help-desk support and mobile applications.

The assets acquired primarily consist of accounts receivable, unbilled revenue, deposit, fixed assets and other current assets.

Under the purchase method of accounting, the transaction was valued for accounting purposes at an estimated $3,507,000, which was the estimated fair value of the consideration paid by the Company, after it was determined post closing that the net working capital was only approximately $92,000. The estimate was based on the consideration paid of 1,201,923 shares of common stock valued based on the closing price on July 31, 2015 of $0.72 per share and estimated cash of approximately $2,642,000 paid based on terms of the agreement, after agreement on the closing net working capital.

The assets and liabilities of Agile will be recorded at their respective fair values as of the closing date of the Agile Agreement, and the following table summarizes these values based on the estimated balance sheet at August 1, 2015, the closing date as of October 12, 2015.

The intangibles will be recorded, based on the Company’s estimate of fair value, which are expected to consist primarily of customer lists with an estimated life of five to ten years and goodwill. Upon completion of an independent purchase price allocation and valuation, the allocation intangible assets will be adjusted accordingly.

$1,571	Assets Purchased
1,479	Liabilities Assumed
92	Net Assets Purchased
3,507	Purchase Price
$3,415	Intangible Asset from Purchase

3. PRO FORMA ADJUSTMENTS

(1)	Represents the issuance of 1,201,923 shares of common stock valued at approximately $865,000
(2)	Elimination of Agile's Capital Stock and retained earnings as part of purchase accounting
(3)	Represents the management estimated intangible asset as of closing date, to be verified post acquisition with full purchase price allocation
(4)	Represents the management estimated goodwill as of closing date, o be verified post acquisition with full purchase price allocation
(5)	Represents the expected earn out payment of $500,000
(6)	Represents that payoff of the Agile line of credit at closing
(7)	Represents line of credit advances paid towards the purchase
(a)	Represents estimated amortization of intangible assets
(b)	Represents additional shares issued related to the acquisition

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